UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

Form 8-A

Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Ziegler Exchange Traded Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 East Wisconsin Ave, Suite 2000 Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered:	Name of Exchange on which each Class is to be Registered:	I.R.S. Employer Identification Number:
Ziegler Exchange Traded Trust NYSE Arca Tech 100 ETF	NYSE Arca, Inc.	32-0168068

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-129337; 811-21827

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A/A filed with the Securities and Exchange Commission on March 13, 2007 (Securities Act file number 333-129337 and Investment Company Act file number 811-21827), which is incorporated herein by reference.

Item 2. Exhibits

A. Amended Agreement and Declaration of Trust, dated December 15, 2006, is incorporated by reference to Exhibit (A)(2) of the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A/A filed with the Securities and Exchange Commission on March 13, 2007.

B. Amended By-Laws of the Trust are incorporated by reference to Exhibit (B)(2) of the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A/A filed with the Securities and Exchange Commission on March 13, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIEGLER EXCHANGE TRADED TRUST

Date: March 13, 2007	By:	/s/ Brian K. Andrew
Brian K. Andrew President